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                                                                    EXHIBIT 23.5


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Anteon International Corporation and Subsidiaries:

We consent to the use of our report dated September 7, 2001, with respect to the balance sheets of SIGCOM, Inc. Training Division as of December 31, 2000 and 1999, and the related statements of operations and divisional equity, and cash flows for each of the years in the two-year period ended December 31, 2000, included in the Form S-1 (No. 333-75884) of Anteon International Corporation, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

                                             /s/ BASON & COMPANY, P.A.


Greensboro, NC
March 26, 2002